UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 9, 2008
(Date of earliest event reported: Not Applicable)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	0001-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report.): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

Exhibit Index
99.1- Selected Financial Data
99.2- Management’s Discussion and Analysis
99.3- Quantitative and Qualitative Disclosure about Market Risk
99.4- Consolidated Financial Statements
99.5- Ratio of Earnings to Fixed Charges
99.6- Consent of KPMG LLP
99.7- Consent of Deloitte & Touche LLP

ITEM 8.01 OTHER EVENTS
On January 7, 2008, the Partnership acquired all the outstanding equity of FrontStreet Hugoton, LLC (“FrontStreet Acquisition”) from ASC Hugoton LLC and FrontStreet EnergyOne LLC for the issuance of 4,701,034 Class E common units of the Partnership to ASC and the cash payment of $11,752,000 to EnergyOne, inclusive of a payment to terminate a management services agreement.  The Partnership financed the cash portion of the purchase price out of its revolving credit facility.  The Class E common units have the same terms and conditions as the Partnership’s common units, except that the Class E common units were not entitled to participate in earnings or distributions of operating surplus by the Partnership.  The Class E common units converted into common units on a one-for-one basis on April 24, 2008.

FrontStreet owns a gas gathering system located in Kansas and Oklahoma, which is operated by a third party.

Because the FrontStreet acquisition is a transaction between commonly controlled entities (i.e., the buyer and the sellers were each affiliates of GECC), the Partnership accounted for the acquisition in a manner similar to the pooling of interest method. Under this method of accounting, the Partnership will reflect historical balance sheet data for both the Partnership and FrontStreet instead of reflecting the fair market value of FrontStreet’s assets and liabilities. Further, certain transaction costs that would normally be capitalized were expensed.

The Partnership has recast its financial statements to include the operations of FrontStreet from June 18, 2007 (the date upon which common control began) forward in this current report on Form 8-K.  The Partnership’s financial and operational data for periods ending prior to January 1, 2007 are not different from the information previously disclosed in the Partnership’s December 31, 2007 Form 10-K.

Introductory Statement
References in this report to the “Partnership,” “we,” “our,” “us” and similar terms, when used in an historical context, refer to Regency Energy Partners LP, or the Partnership, and to Regency Gas Services LLC, all the outstanding member interests of which were contributed to the Partnership on February 3, 2006, and its subsidiaries.  When used in the present tense or prospectively, these terms refer to the Partnership and its subsidiaries.  We use the following definitions in this current report on Form 8-K:

Name	Definition or Description
ASC	ASC Hugoton LLC, an affiliate of GECC
BBE	BlackBrush Energy, Inc.
Bbls/d	Barrels per day
BBOG	BlackBrush Oil & Gas, LP
Bcf	One billion cubic feet
Bcf/d	One billion cubic feet per day
BP	BP America Production Co., a wholly-owned subsidiary of BP plc.
BTU	A unit of energy needed to raise the temperature of one pound of water by one degree Fahrenheit
CDM	CDM Resouce Management, Ltd.
CDM GP	CDM OLP GP, LLC, the sole general partner of CDM
CDM LP	CDMR Holdings, LLC, the sole limited partner of CDM
CERCLA	Comprehensive Environmental Response, Compensation and Liability Act
DOT	U.S. Department of Transportation
EIA	Energy Information Administration
Enbridge	Enbridge Pipelines (NE Texas), LP, Enbridge Pipeline (Texas Interstate), LP and Enbridge Pipleines (Texas Gathering), LP
EnergyOne	FrontStreet EnergyOne LLC
EPA	Environmental Protection Agency
FERC	Federal Energy Regulatory Commission
FrontStreet	FrontStreet Hugoton LLC
Fund V	Hicks, Muse, Tate & Furst Equity Fund V, L.P.
GAAP	Accounting principles generally accepted in the United States
GE	General Electric Company
GE EFS	General Electric Energy Financial Services, a unit of GECC, combined with Regency GP Acquirer LP and Regency LP Acquirer LP
GECC	General Electric Capital Corporation, an indirect wholly owned subsidiary of GE
General Partner	Regency GP LP, the general partner of the Partnership, or Regency GP LLC, the general partner of the General Partner, which effectively manages the business and affairs of the Partnership
GSTC	Gulf States Transmission Corporation
HLPSA	Hazardous Liquid Pipeline Safety Act
HM Capital	HM Capital Partners LLC
HM Capital Investors	Regency Acquisition LP, HMTF Regency L.P., HM Capital and funds managed by HM Capital, including Fund V, and certain co-investors, including some of the directors and officers of the Managing GP
HMTF Gas Partners	HMTF Gas Partners II, LP
HMTF Regency	HMTF Regency L.P.
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rate
MMbtu	One million BTUs
Mmbtu/d	One million BTUs per day
MMcf	One million cubic feet
MMcf/d	One million cubic feet per day
MQD	Minimum Quarterly Distribution
NGA	Natural Gas Act of 1938
NGLs	Natural gas liquids
NGPA	Natural Gas Policy Act of 1978
NGPSA	Natural Gas Pipeline Safety Act of 1968, as amended
NPDES	National Pollutant Discharge Elimination System
NASDAQ	Nasdaq Stock Market, LLC
NYMEX	New York Mercantile Exchange
OSHA	Occupational Safety and Health Act
Partnership	Regency Energy Partners LP
Pueblo	Pueblo Midstream Gas Corporation
RCRA	Resource Conservation and Recovery Act
RGS	Regency Gas Services LLC
RIGS	Regency Intrastate Gas LLC
SEC	Securities and Exchange Commission
Tcf	One trillion cubic feet
Tcf/d	One trillion cubic feet per day
TexStar	TexStar Field Services, L.P. and its general partner, TexStar GP, LLC
TRRC	Texas Railroad Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President and Chief Financial Officer

Date: May 9, 2008